                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the use of this Registration Statement of East West Bancorp, Inc. on Form S-4 of our report dated January 30, 1998 appearing in the Written Consent Statement/Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Written Consent Statement/Prospectus.


/s/ Deloitte & Touche LLP

Los Angeles, California
September 17, 1998